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                                                               Exhibit 5.1

December 5, 1996


Specialty Paperboard, Inc.
Specialty Paperboard/Endura, Inc.
CPG Investors Inc.
CPG Holdings Inc.
Custom Papers Group Inc.
CPG-Warren Glen Inc.
Arcon Holdings Corp.
Arcon Coating Mills, Inc.

c/o Specialty Paperboard, Inc.
161 Brudies Road
Brattleboro, Vermont 05302


Gentlemen:

     We have acted as special counsel to each of Specialty Paperboard, Inc. (the "Company"), Specialty Paperboard/Endura, Inc. ("Endura"), CPG Investors Inc. ("Investors"), CPG Holdings Inc. ("CPG Holdings"), Custom Papers Group Inc. ("Custom Papers"), CPG-Warren Glen Inc. ("Warren Glen"), Arcon Holdings Corp. ("Arcon Holdings") and Arcon Coating Mills, Inc. ("Arcon Mills"), in connection with the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 (the "Securities Act"), as amended, of $100 million in aggregate principal amount of 9 3/8% Series B Senior Notes due 2006 of the Company (the "New Notes"), and the guarantees of the New Notes (the "New Guarantees") by Endura, Investors, CPG Holdings, Custom Papers, Warren Glen, Arcon Holdings and Arcon Mills (the "Guarantors"), to be offered and issued by the Company and the Guarantors under an Indenture dated as of October 15, 1996 (the

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[Letterhead]
White & Case
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"Indenture") among the Company, the Guarantors and Wilmington Trust Company,
as Trustee.

          In so acting, we have examined the Indenture, a specimen copy of the New Notes, a specimen copy of the New Guarantees, such certificates of public officials, such certificates of officers of the Company and the Guarantors and originals or copies certified to our satisfaction of all such corporate documents and records of the Company and the Guarantors and of all such other documents as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and such certificates of officers of the Company and the Guarantors and statements and information furnished by officers of the Company and the Guarantors with respect to the accuracy of factual matters contained therein which were not independently established by us. Specifically, we have assumed the accuracy and completeness of all corporate records and information made available to us by the Company and the Guarantors upon which we have relied.

          Upon the basis of the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement, (a) the New Notes will be legally issued, fully paid, nonassesable and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and (b) the New Guarantees will be legally issued, fully paid, nonassesable and binding obligations of the Guarantors, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,

                              WHITE & CASE



TG:FLS:SWA:JMC:DJK